Exhibit 15.3

Consent of independent auditors

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-238186) and Form F-3 (No. 333-287291) of Aegon Ltd. of our report dated March 25, 2025, with respect to the consolidated financial statements of ASR Nederland N.V., which report appears in the Form 20-F/A of Aegon Ltd. dated April 1, 2025 which is incorporated by reference in the Form 20-F of Aegon Ltd. as filed on March 26, 2026.

/s/ KPMG Accountants N.V.

Utrecht, The Netherlands

March 26, 2026

Annual Report on Form 20-F 2025